Exhibit 99.1

CenturyLink Reports Second Quarter 2018 Results

Second Quarter Highlights

•	Raised full year 2018 outlook for Adjusted EBITDA to $9.00 to $9.15 billion from $8.75 to $8.95 billion, and Free Cash Flow to $3.60 to $3.80 billion from $3.15 to $3.35 billion

•	Achieved Net Income of $292 million

•	Generated Adjusted EBITDA of $2.27 billion, excluding integration-related expenses of $160 million

•	Adjusted EBITDA margin, excluding such items, increased to 38.5% from 35.7% in Pro Forma Second Quarter 2017

•	Generated Cash Flow from Operating Activities of $1.58 billion

•	Grew Free Cash Flow to $919 million, excluding cash paid for integration-related expenses and special items of $108 million

•	Exited second quarter 2018 with $675 million of annualized run-rate Adjusted EBITDA synergies related to the acquisition of Level 3

•

Contributed $100 million to the company’s pension plan in the second quarter 2018 and made an additional $400 million contribution following the close of the quarter for a total of $500 million in pension plan contributions year-to-date, due to an additional $392 million tax refund received in the third quarter 2018

MONROE, La., Aug. 8, 2018 – CenturyLink, Inc. (NYSE: CTL) today reported results for the second quarter 2018.

“Our continued progress on integration efforts contributed to a solid quarter, with strong growth in Adjusted EBITDA and Free Cash Flow,” said Jeff Storey, president and CEO of CenturyLink. “Across the company, we are focused on profitable growth and providing a better experience for our customers and employees.”

Total revenue was $5.90 billion for the second quarter 2018, compared to $6.04 billion for the second quarter 2017 on a pro forma basis.

Diluted earnings per share was $0.27 for the second quarter 2018, compared to diluted earnings per share of $0.06 for the second quarter 2017. Diluted earnings per share for the second quarter 2018, excluding the benefit of $10 million of after-tax integration-related expenses and special items, was $0.26.

Financial Results

Metric ($ in millions, except per share data)	Second Quarter 2018	Pro Forma(1) Second Quarter 2017
Business Revenue	$4,365	$4,419
Consumer Revenue	$1,352	$1,436
Regulatory Revenue	$185	$185
Total Revenue	$5,902	$6,040
Cost of Products and Services	$2,730	$2,868
Selling, General and Administrative Expenses	$1,115	$1,251
Share-based Compensation Expenses	$54	$61
Adjusted EBITDA(2)	$2,111	$2,007
Adjusted EBITDA, Excluding Integration-related Expenses and Special Items(2), (3)	$2,271	$2,155
Adjusted EBITDA Margin(2)	35.8%	33.2%
Adjusted EBITDA Margin, Excluding Integration-related Expenses and Special Items (2), (3)	38.5%	35.7%
Cash Flow from Operating Activities	$1,582	$1,246
Capital Expenditures	$771	$1,158
Capital Expenditures, Excluding Integration-related Expenses and Special Items(4)	$755	$1,149
Unlevered Cash Flow(2)	$1,377	$580
Unlevered Cash Flow, Excluding Integration-related Expenses and Special Items(2), (4), (5)	$1,485	$594
Free Cash Flow(2)	$811	$88
Free Cash Flow, Excluding Integration-related Expenses and Special Items(2), (4), (5)	$919	$102
Net Income	$292	$69
Net Income per Common Share - Diluted	$0.27	$0.06
Weighted Average Shares Outstanding (in millions) - Diluted	1,068.8	1,063.6

(1)

Reference to “pro forma” figures assume the Level 3 acquisition and the colocation and data center sale took place on January 1, 2017. For a description of adjustments made in connection with preparing these pro forma figures, see the attached schedule in the Non-GAAP metrics section of this release.

(2)	See the attached schedules for definitions of non-GAAP metrics and reconciliation to GAAP figures.
(3)

Excludes (i) $160 million of integration-related expenses and no special items for the second quarter of 2018 and (ii) $40 million of integration-related expenses and $108 million of special items for the second quarter of 2017.

(4)	Excludes (i) integration-related capital expenditures of $16 million in the second quarter of 2018 and (ii) special item-related capital expenditures of $9 million in the second quarter of 2017.
(5)	Excludes cash paid (i) for integration-related expenses of $108 million for the second quarter of 2018 and (ii) for acquisition-related expenses of $14 million for the second quarter of 2017.

As of January 1, 2018, the company prospectively adopted the new revenue recognition standard (ASC 606). The adoption of this new standard negatively affected total revenue in the second quarter 2018 by approximately $11 million, with a $27 million negative effect on Consumer revenue and an overall $16 million positive effect on Business revenue. Within Business, the revenue recognition standard had a benefit of approximately $14 million to the Medium and Small Business unit and approximately $4 million to the International and Global Accounts business unit. The Enterprise and the Wholesale and Indirect business units were affected minimally.

Metric ($ in millions)	Second Quarter 2018(1)	Pro Forma(2) Second Quarter 2017	Percent Change
By Business Unit
Medium and Small Business	$884	$893	(1%)
Enterprise	$1,295	$1,296	—
International and Global Accounts	$903	$911	(1%)
Wholesale and Indirect	$1,283	$1,319	(3%)
Consumer	$1,352	$1,436	(6%)
Regulatory	$185	$185	—
Total Revenue	$5,902	$6,040	(2%)

By Service Type(3)
IP and Data Services	$1,833	$1,795	2%
Transport and Infrastructure	$2,064	$2,103	(2%)
Voice and Collaboration	$1,658	$1,803	(8%)
IT and Managed Services	$162	$154	5%
Regulatory	$185	$185	—
Total Revenue	$5,902	$6,040	(2%)

(1)	Second Quarter 2018 revenue includes the effects of Revenue Recognition Standard ASC 606.
(2)

Reference to “pro forma” figures assume the Level 3 acquisition and the colocation and data center sale took place on January 1, 2017. For a description of adjustments made in connection with preparing these pro forma figures, see the attached schedule in the Non-GAAP metrics section of this release.

(3)	The categorization of Pro Forma revenue by service type was reclassified to conform to the current period presentation.

Cash Flow

Free Cash Flow, excluding integration-related expenses and special items, was $919 million in the second quarter 2018, compared to $102 million in the second quarter 2017 on a pro forma basis.

As of June 30, 2018, CenturyLink had cash and cash equivalents of $700 million.

For the year-to-date, the company has contributed a total of $500 million to the pension plan. During the second quarter 2018, the company received a tax refund of $314 million and made its previously planned $100 million contribution to the pension plan. Following the close of the quarter, the company received an additional tax refund of $392 million and made a $400 million additional pension plan contribution.

Integration Synergies and Expenses

CenturyLink exited the second quarter 2018 with approximately $675 million of annualized run-rate Adjusted EBITDA synergies, related to the Level 3 acquisition, compared to $215 million as of the end of the first quarter 2018.

Integration-related expenses and special items in the second quarter 2018 were $162 million, of which $160 million impacted Adjusted EBITDA and $108 million impacted Free Cash Flow. As of the end of the second quarter 2018, CenturyLink incurred a total of approximately $395 million in Level 3 integration-related expenses.

2018 Business Outlook

“With our strong synergy attainment in the first half of 2018 along with our continued focus on profitable revenue growth, we are increasing our outlook for full year 2018 Adjusted EBITDA and Free Cash Flow,” said Sunit Patel, CenturyLink executive vice president and chief financial officer.

“We now expect full year 2018 Adjusted EBITDA of $9.00 to $9.15 billion, compared to our previous outlook of $8.75 to $8.95 billion. In addition, we increased our Free Cash Flow outlook to $3.60 to $3.80 billion from $3.15 to $3.35 billion.”

The company has also updated full year 2018 outlook measures for Free Cash Flow after Dividends and for the Full Year Effective Tax Rate.

2018 Metric(1), (2)	Updated Outlook	Previous Outlook
Adjusted EBITDA	$9.00 to $9.15 billion	$8.75 to $8.95 billion
Free Cash Flow	$3.60 to $3.80 billion	$3.15 to $3.35 billion
Dividends(3)	$2.30 billion	$2.30 billion
Free Cash Flow after Dividends	$1.30 billion to $1.50 billion	$850 million to $1.05 billion
GAAP Interest Expense	$2.25 billion	$2.25 billion
Cash Interest	$2.10 billion	$2.10 billion
Capital Expenditures	~16% of Revenue	~16% of Revenue
Depreciation and Amortization	$5.10 to $5.30 billion	$5.10 to $5.30 billion
Non-Cash Compensation Expense	$200 million	$200 million
Cash Income Taxes(4)	$100 million	$100 million
Full Year Effective Income Tax Rate	~18%	~25%

(1)	See the attached schedules for definitions of non-GAAP metrics and reconciliation to GAAP figures.
(2)

Outlook measures in this release and the accompanying schedules (i) exclude integration-related expenses, (ii) exclude the effects of special items, future changes in our operating or capital allocation plans, unforeseen changes in regulation, laws or litigation, and other unforeseen events or circumstances impacting our financial performance and (iii) speak only as of Aug. 8, 2018. See “Forward Looking Statements” below.

(3)

Dividends is defined as dividends paid as disclosed in the Consolidated Statements of Cash Flows. Assumes continued payment of dividends at the current rates based on the number of shares outstanding on June 30, 2018. Payments of all dividends are at the discretion of the board of directors.

(4)	Cash income taxes are exclusive of all material prior period refunds.

Investor Call

CenturyLink’s management will host a conference call at 5:00 p.m. ET today, August 8, 2018. The conference call will be streamed live over CenturyLink’s website at ir.centurylink.com. Additional information regarding second quarter 2018 results, including the presentation management will review during the conference call, will be available on the Investor Relations website prior to the call. If you are unable to join the call via the Web, the call can be accessed live at +1 877-283-5145 (U.S. Domestic) or +1 312-281-1200 (International).

A telephone replay of the call will be available beginning at 7:00 p.m. ET on August 8, 2018, and ending November 6, 2018, at 6:00 p.m. ET. The replay can be accessed by dialing +1 800-633-8284 (U.S. Domestic) or +1 402-977-9140 (International), reservation code 21892066. A webcast replay of the call will also be available on our website beginning at 7:00 p.m. ET on August 8, 2018 and ending November 6, 2018 at 6:00 p.m. ET.

Media Relations Contact:	Investor Relations Contact:
D. Nikki Wheeler	Mark Stoutenberg
Nikki.Wheeler@CenturyLink.com	Mark.Stoutenberg@CenturyLink.com
+1 720-888-0560	+1 720-888-1662

About CenturyLink

CenturyLink (NYSE: CTL) is the second largest U.S. communications provider to global enterprise customers. With customers in more than 60 countries and an intense focus on the customer experience, CenturyLink strives to be the world’s best networking company by solving customers’ increased demand for reliable and secure connections. The company also serves as its customers’ trusted partner, helping them manage increased network and IT complexity and providing managed network and cyber security solutions that help protect their business.

Forward Looking Statements

Except for historical and factual information, the matters set forth in this release and other of our oral or written statements identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements as defined by the federal securities laws, and are subject to the “safe harbor” protections thereunder. These forward-looking statements are not guarantees of future results and are based on current expectations only, are inherently speculative, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected or implied by us in those statements if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the effects of competition from a wide variety of competitive providers, including decreased demand for our legacy offerings and increased pricing pressures; the effects of new, emerging or competing technologies, including those that could make our products less desirable or obsolete; the effects of ongoing changes in the regulation of the communications industry, including the outcome of regulatory or judicial proceedings relating to intercarrier compensation, interconnection obligations, universal service, broadband deployment, data protection and net neutrality; our ability to timely realize the anticipated benefits of our recently-completed combination with Level 3, including our ability to attain anticipated cost savings, to use Level 3’s net operating losses in the amounts projected, to retain key personnel and to avoid unanticipated integration disruptions; our ability to safeguard our network, and to avoid the adverse impact on our business from possible security breaches, service outages, system failures, equipment breakages or similar events impacting our network or the availability and quality of our services; our ability to effectively adjust to changes in the communications industry and changes in the composition of our markets and product mix; possible changes in the demand for our products and services, including our ability to effectively respond to increased demand for high-speed broadband service; our ability to successfully maintain the quality and profitability of our existing product and service offerings, to provision them efficiently to our customers, and to introduce profitable new offerings on a timely and cost-effective basis; our ability to generate cash flows sufficient to fund our financial commitments and objectives, including our capital expenditures, operating costs, debt repayments, dividends, pension contributions and other benefits payments; changes in our operating plans, corporate strategies, dividend payment plans or other capital allocation plans, whether based upon changes in our cash flows, cash requirements, financial performance, financial position, market conditions or otherwise; our ability to effectively retain and hire key personnel and to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; increases in the costs of our pension, health, post-employment or other benefits, including those caused by changes in markets, interest rates, mortality rates, demographics or regulations; adverse changes in our access to credit markets on favorable terms, whether caused by changes in our financial position, lower debt credit ratings, unstable markets or otherwise; our ability to meet the terms and conditions of our debt obligations; our ability to maintain favorable relations with our key business partners, customers, suppliers, vendors, landlords and financial institutions; our ability to effectively manage our network buildout projects and our other expansion opportunities; our ability to collect our receivables from financially troubled customers; any adverse developments in legal or regulatory proceedings involving us; changes in tax, communications, pension, healthcare or other laws or regulations, in governmental support programs, or in general government funding levels; the effects of changes in accounting policies or practices, including potential future impairment charges; the effects of adverse weather, terrorism or other natural or man-made disasters; the effects of more general factors such as changes in interest rates, in exchange rates, in operating costs, in general market, labor, economic or geo-political conditions, or in public policy; and other risks referenced from time to time in our filings with the U.S. Securities and Exchange Commission (“SEC”). For all the reasons set forth above and in our SEC filings, you are cautioned not to unduly rely upon our forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Furthermore, any information about our intentions contained in any of our forward-looking statements reflects our intentions as of the date of such forward-looking statement, and is based upon, among other things, existing regulatory, technological, industry, competitive, economic and market conditions, and our assumptions as of such date. We may change our intentions, strategies or plans without notice at any time and for any reason.

Reconciliation to GAAP

This release includes certain non-GAAP historical and forward-looking financial measures, including but not limited to adjusted EBITDA, Free Cash Flow, unlevered cash flow, pro forma financial data and adjustments to both GAAP and Non-GAAP measures to exclude the effect of special items. In addition to providing key metrics for management to evaluate the company’s performance, we believe these measurements assist investors in their understanding of period-to-period operating performance and in identifying historical and prospective trends.

Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial schedules. Non-GAAP measures are not presented to be replacements or alternatives to the GAAP measures, and investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP. CenturyLink may present or calculate its non-GAAP measures differently from other companies.

CenturyLink, Inc.

CONSOLIDATED STATEMENTS OF INCOME

THREE AND SIX MONTHS ENDED JUNE 30, 2018 AND 2017

(UNAUDITED)

($ in millions, except per share amounts; shares in thousands)

	Three months ended June 30,		Increase / (decrease)	Six months ended June 30,		Increase / (decrease)
	2018	2017		2018	2017
OPERATING REVENUES	$5,902	4,090	44%	$11,847	8,299	43%

OPERATING EXPENSES
Cost of services and products	2,730	1,890	44%	5,533	3,778	46%
Selling, general and administrative	1,115	884	26%	2,224	1,694	31%
Depreciation and amortization	1,290	949	36%	2,573	1,829	41%

Total operating expenses	5,135	3,723	38%	10,330	7,301	41%

OPERATING INCOME	767	367	109%	1,517	998	52%

OTHER (EXPENSE) INCOME
Interest expense	(546)	(320)	71%	(1,081)	(638)	69%
Other income (expense), net	16	(7)	nm	37	(13)	nm
Income tax benefit (expense)	55	(23)	nm	(66)	(167)	(60)%

NET INCOME	$292	17	nm	$407	180	126%

BASIC EARNINGS PER SHARE	$0.27	0.03	nm	$0.38	0.33	15%
DILUTED EARNINGS PER SHARE	$0.27	0.03	nm	$0.38	0.33	15%

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	1,064,711	541,361	97%	1,064,663	540,909	97%
Diluted	1,068,819	542,151	97%	1,068,414	541,836	97%
DIVIDENDS PER COMMON SHARE(1)	$0.54	0.54	—%	$1.08	1.08	—%

Add back: integration-related expenses and special items(2)	(10)	114	nm	137	145	(6)%

NET INCOME EXCLUDING INTEGRATION-RELATED EXPENSES AND SPECIAL ITEMS	$282	131	115%	$544	325	67%

DILUTED EARNINGS PER SHARE EXCLUDING INTEGRATION-RELATED EXPENSES AND SPECIAL ITEMS	$0.26	0.24		$0.51	0.60

(1)	Dividends per common share based on actuals previously reported.
(2)	Net of income tax effect. Refer to Non-GAAP Special Items for detail of special items included.

nm - Percentages greater than 200% and comparisons between positive and negative values are considered not meaningful.

CenturyLink, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2018 AND DECEMBER 31, 2017

(UNAUDITED)

($ in millions)

	June 30, 2018	December 31, 2017
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$700	551
Restricted cash	5	5
Other current assets	3,746	3,638

Total current assets	4,451	4,194

NET PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	52,366	51,204
Accumulated depreciation	(25,872)	(24,352)

Net property, plant and equipment	26,494	26,852

GOODWILL AND OTHER ASSETS
Goodwill	30,715	30,475
Restricted cash	27	31
Other, net	12,659	14,059

Total goodwill and other assets	43,401	44,565

TOTAL ASSETS	$74,346	75,611

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$437	443
Other current liabilities	4,084	4,414

Total current liabilities	4,521	4,857

LONG-TERM DEBT	36,878	37,283
DEFERRED CREDITS AND OTHER LIABILITIES	9,958	9,980
STOCKHOLDERS’ EQUITY	22,989	23,491

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$74,346	75,611

CenturyLink, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

SIX MONTHS ENDED JUNE 30, 2018 AND 2017

(UNAUDITED)

($ in millions)

	Six months ended
	June 30, 2018	June 30, 2017*
OPERATING ACTIVITIES
Net income	$407	180
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,573	1,829
Deferred income taxes	400	(126)
Loss on the sale of data centers and colocation business	—	119
Impairment of assets	28	11
Provision for uncollectible accounts	83	78
Share-based compensation	95	43
Changes in current assets and liabilities, net	(561)	(318)
Retirement benefits	(195)	(56)
Changes in other noncurrent assets and liabilities, net	400	(92)
Other, net	19	74

Net cash provided by operating activities	3,249	1,742

INVESTING ACTIVITIES
Capital expenditures	(1,576)	(1,610)
Proceeds from the sale of data centers and colocation business, less cash sold	—	1,473
Proceeds from sale of property, plant and equipment and other assets	125	48
Other investing, net	(61)	(5)

Net cash used in investing activities	(1,512)	(94)

FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt	130	6,608
Proceeds from financing obligation	—	378
Payments of long-term debt	(123)	(1,530)
Net payments on revolving line of credit	(405)	(370)
Dividends paid	(1,156)	(590)
Other financing, net	(36)	(11)

Net cash (used in) provided by financing activities	(1,590)	4,485
Effect of exchange rates on cash, cash equivalents, restricted cash and securities	(2)	—

Net increase in cash, cash equivalents, restricted cash and securities	145	6,133
Cash, cash equivalents, restricted cash, and securities at beginning of period*	587	224

Cash, cash equivalents restricted cash, and securities at end of period*	$732	6,357

*

In the second quarter of 2017, CenturyLink adopted Accounting Standards Update (“ASU”) 2016-18, “Restricted Cash (a consensus of the FASB Emerging Issues Task Force)” (“ASU 2016-18”), which requires that a statement of cash flows explain the change in the total of cash, cash equivalents and amounts generally described as restricted cash and restricted cash equivalents as compared to the prior presentation, which explained only the change in cash and cash equivalents. ASU 2016-18 became effective January 1, 2018. This change was applied on a retrospective basis to all previous periods to match the current period presentation with immaterial impact.

CenturyLink, Inc.

OPERATING METRICS

(UNAUDITED)

(In thousands)

	June 30, 2018	March 31, 2018	June 30, 2017
Operating Metrics
Consumer broadband subscribers	4,906	4,986	5,226

CenturyLink’s methodology for counting broadband subscribers may not be comparable to those of other companies.

Description of Non-GAAP Metrics

Pursuant to Regulation G, the company is hereby providing definitions of non-GAAP financial metrics and reconciliations to the most directly comparable GAAP measures.

The following describes and reconciles those financial measures as reported under accounting principles generally accepted in the United States (GAAP) with those financial measures as adjusted by the items detailed below and presented in the accompanying news release. These calculations are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP. In keeping with its historical financial reporting practices, the company believes that the supplemental presentation of these calculations provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis.

We use the term Special items as a non-GAAP measure to describe items that impacted a period’s statement of income for which investors may want to give special consideration due to their magnitude, nature or both. We do not use the term non-recurring because while some of these items are special because they are unusual and infrequent, others may recur in future periods.

Adjusted EBITDA ($) is defined as net income (loss) from the Statements of Income before income tax (expense) benefit, total other income (expense), depreciation and amortization and non-cash stock compensation expense.

Adjusted EBITDA Margin (%) is defined as Adjusted EBITDA divided by total revenue.

Management believes that Adjusted EBITDA and Adjusted EBITDA Margin are relevant and useful metrics to provide to investors, as they are an important part of CenturyLink’s internal reporting and are key measures used by Management to evaluate profitability and operating performance of CenturyLink and to make resource allocation decisions. Management believes such measures are especially important in a capital-intensive industry such as telecommunications. Management also uses Adjusted EBITDA and Adjusted EBITDA Margin (and similarly uses these terms excluding acquisition-related expenses) to compare CenturyLink’s performance to that of its competitors and to eliminate certain non-cash and non-operating items in order to consistently measure from period to period its ability to fund capital expenditures, fund growth, service debt and determine bonuses. Adjusted EBITDA excludes non-cash impairment charges and non-cash stock compensation expense because of the non-cash nature of these items. Adjusted EBITDA also excludes interest income, interest expense and income taxes, and in our view constitutes an accrual-based measure that has the effect of excluding period-to-period changes in working capital and shows profitability without regard to the effects of capital or tax structure. Adjusted EBITDA also excludes depreciation and amortization expense because these non-cash expenses primarily reflect the impact of historical capital investments, as opposed to the cash impacts of capital expenditures made in recent periods, which may be evaluated through cash flow measures. Adjusted EBITDA excludes the gain (or loss) on extinguishment and modification of debt and other, net because these items are not related to the primary operations of CenturyLink.

There are limitations to using Adjusted EBITDA as a financial measure, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from CenturyLink’s calculations. Additionally, this financial measure does not include certain significant items such as interest income, interest expense, income taxes, depreciation and amortization, non-cash impairment charges, non-cash stock compensation expense, the gain (or loss) on extinguishment and modification of debt and net other income (expense). Adjusted EBITDA and Adjusted EBITDA Margin (either with or without acquisition-related expense adjustments) should not be considered a substitute for other measures of financial performance reported in accordance with GAAP.

Unlevered Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures, plus cash interest paid and less interest income all as disclosed in the Statements of Cash Flows or the Statements of Income. Management believes that Unlevered Cash Flow is a relevant metric to provide to investors, as it is an indicator of the operational strength and performance of CenturyLink and, measured over time, provides management and investors with a sense of the underlying business’ growth pattern and ability to generate cash. Unlevered Cash Flow excludes cash used for acquisitions and debt service and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Unlevered Cash Flow to measure CenturyLink’s cash performance as it excludes certain material items such as payments on and repurchases of long-term debt, interest income, cash interest expense and cash used to fund acquisitions. Comparisons of CenturyLink’s Unlevered Cash Flow to that of some of its competitors may be of limited usefulness since CenturyLink does not currently pay a significant amount of income taxes due to net operating loss carryforwards, and therefore, currently generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts receivable and accounts payable and capital expenditures. Unlevered Cash Flow should not be used as a substitute for net change in cash and cash equivalents in the Consolidated Statements of Cash Flows.

Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures as disclosed in the Statements of Cash Flows. Management believes that Free Cash Flow is a relevant metric to provide to investors, as it is an indicator of the CenturyLink’s ability to generate cash to service its debt. Free Cash Flow excludes cash used for acquisitions, principal repayments and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Free Cash Flow to measure CenturyLink’s performance as it excludes certain material items such as principal payments on and repurchases of long-term debt and cash used to fund acquisitions. Comparisons of CenturyLink’s Free Cash Flow to that of some of its competitors may be of limited usefulness since CenturyLink does not currently pay a significant amount of income taxes due to net operating loss carryforwards, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to interest expense, accounts receivable and accounts payable and capital expenditures. Free Cash Flow should not be used as a substitute for net change in cash and cash equivalents on the Consolidated Statements of Cash Flows.

CenturyLink, Inc.

Non-GAAP Integration-Related Expenses and Special Items

(UNAUDITED)

($ in millions)

	Actual QTD		Pro Forma	Actual YTD
Integration-Related Expenses and Special Items Impacting Adjusted EBITDA	2Q18	2Q17	2Q17	2Q18	2Q17
Loss on sale of data centers and colocation business	$—	108	108	—	119
OTT/Stream impairment of content commitment and hardware, software, and internal labor(1)	—	—	—	42	—

Total special items impacting adjusted EBITDA	—	108	108	42	119
Plus: integration-related expenses impacting adjusted EBITDA(2)	160	18	40	225	28

Total integration-related expenses and special items impacting adjusted EBITDA	$160	126	148	267	147

	Actual QTD		Pro Forma	Actual YTD
Integration-Related Expenses and Special Items Impacting Net Income	2Q18	2Q17	2Q17	2Q18	2Q17
Loss on sale of data centers and colocation business	$—	108	108	—	119
OTT/Stream impairment of content commitment and hardware, software, and internal labor(1)	—	—	—	42	—
Additional depreciation expense for real estate assets not meeting the requirement of sale leaseback accounting	—	44	44	—	44

Total special items impacting net income	—	152	152	42	163
Plus: integration-related expenses impacting net income(2)	162	18	40	233	28

Total integration-related expenses and special items impacting net income	162	170	192	275	191

Income tax effect of integration-related expenses and special items(1)	(42)	(56)	(73)	(72)	(46)
Tax benefit from carryback losses	(142)	—	—	(142)	—
Impact of tax reform	12	—	—	76	—

Total integration-related expenses and special items impacting net income, net of tax	$(10)	114	119	137	145

(1)

Tax effect calculated using the annualized effective tax rate, excluding any non-recurring discrete items in place for each period, which was 38% for 2017, 26.4% for Q1 2018, and 26.1% for Q2 2018. Tax effect was 38% for 2017, adjusted for tax benefits related to the sale of the data centers and colocation business.

(2)	Includes $55 million of restructuring reserve impairment for Q2 2018.

CenturyLink, Inc.

Consolidated Statements of Income

(UNAUDITED)

($ in millions)

	Three Months Ending June 30, 2017
	Actual Consolidated CenturyLink	Predecessor Level 3	Adjustments		Pro Forma Combined Company(1)
OPERATING REVENUES
Operating revenues	$4,090	2,062	(60	) (a)	6,092
Less: colocation sold to Cyxtera and not retained	—	—	(52)		(52)

Total operating revenues	4,090	2,062	(112)		6,040

OPERATING EXPENSES
Cost of services and products	1,890	1,035	(57	) (a)	2,868
Selling, general and administrative	884	367	—		1,251
Depreciation and amortization	949	307	57	(b)	1,313
Less estimated net costs of colocation sold to Cyxtera and not retained	—	—	(25)		(25)

Total operating expenses	3,723	1,709	(25)		5,407

OPERATING INCOME	367	353	(87)		633

OTHER (EXPENSE) INCOME
Interest expense	(320)	(129)	(76	) (c)	(525)
Other expense, net	(7)	(1)	(2	) (d)	(10)
Income tax expense	(23)	(69)	63	(e)	(29)

NET INCOME	$17	154	(102)		69

DILUTED EARNINGS PER COMMON SHARE					0.06

DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING					1,063.6

Pro Forma Reconciliation for Non-GAAP Adjusted EBITDA
Acquisition/integration related expenses	$18	22	—		40
Loss on sale of data centers and colocation business	108	—	—		108
Additional depreciation expense for real estate assets not meeting the requirement of sale leaseback accounting	44	—	—		44
Share-based compensation expense	22	39	—		61

(1)	These pro forma figures have not been prepared in conformity with SEC rules governing the preparation of pro forma financial data under Regulation S-X.

(a)	Adjustment reflects the elimination of operating revenues and expenses for existing commercial transactions between CenturyLink and Level 3 and elimination of Level 3 deferred revenues.
(b)

Depreciation expense decreased on Level 3’s property, plant and equipment resulting from decreased PP&E fair value. Increase in amortization expense resulting from increase intangible asset fair value.

(c)

Adjustments reflect the net increase in interest expense resulting from (i) interest on the new debt to finance the combination and the amortization of the related debt issuance costs; (ii) the elimination of Level 3’s historical amortization of debt discount and amortization of debt issuance costs; and (iii) a reduction in interest expense from the accretion of the purchase accounting associated with reflecting Level 3’s long-term debt based on its estimated fair value. The Q4 2017 adjustment also includes the reclassification of Level 3 interest income from Interest expense to Other income/(expense), net.

(d)

Adjustments reflect the removal of CenturyLink’s interest income earned on funds held in escrow for the purpose of the acquisition of Level 3; the Q4 2017 adjustment includes the reclassification of Level 3 interest income from Interest expense to Other income/(expense), net.

(e)	Income tax effect of Pro Forma adjustments was based on the effective tax rate of 38%.

CenturyLink, Inc.

Condensed Consolidated Statements of Cash Flows

(UNAUDITED)

($ in millions)

	Three Months Ending June 30, 2017
	Actual Consolidated CenturyLink	Predecessor Level 3	Pro Forma Combined Company(1)
OPERATING ACTIVITIES
Net cash provided by operating activities	$685	561	1,246

INVESTING ACTIVITIES
Capital expenditures	(830)	(328)	(1,158)
Cash paid for acquisitions	(5)	—	(5)
Proceeds from the sale of data centers and colocation business, less cash sold	1,473	—	1,473
Proceeds from sale of property, plant and equipment and other	3	—	3
Purchase of marketable securities	—	(1,127)	(1,127)
Other, net	(3)	—	(3)

Net cash (used in) provided by investing activities	638	(1,455)	(817)

FINANCING ACTIVITIES
Net proceeds from the issuance of long-term debt	6,608	—	6,608
Proceeds from financing obligation	378	—	378
Payments of financing obligations	(4)	—	(4)
Payments of long-term debt	(1,495)	(2)	(1,497)
Net proceeds on credit facility and revolving line of credit	(375)	—	(375)
Dividends paid	(294)	—	(294)
Proceeds from the issuance of stock	1	—	1
Shares withheld to satisfy tax withholdings	(1)	—	(1)

Net cash provided by (used in) financing activities	4,818	(2)	4,816
Effect of exchange rates on cash, cash equivalents, restricted cash and securities	—	1	1

Net (decrease) increase in cash, cash equivalents, restricted cash and securities	6,141	(895)	5,246
Cash, cash equivalents, restricted cash and securities at beginning of period	216	1,985	2,201

Cash, cash equivalents, restricted cash and securities at end of period	$6,357	1,090	7,447

Pro Forma Reconciliation for Non-GAAP Cash Flow:
Cash interest paid	$369	129	498
Interest income	(3)	(3)	(6)
Cash integration-related expenses (3)	11	3	14
Integration-related capital expenditures	—	6	6
Special item-related capital expenditures(2)	3	—	3

(1)

The Pro Forma statement of cash flows was derived by summing the cash flows of legacy CenturyLink and legacy Level 3. There were no Pro Forma adjustments made related to the sale of the legacy CenturyLink data centers and colocation business.

(2)	Capital expenditures related to colocation business are considered special items.
(3)	Consolidated CenturyLink cash integration-related expenses in the three months ended December 31, 2017 includes the Citi transaction fee paid in cash related to the acquisition.

CenturyLink, Inc.

Non-GAAP Cash Flow Reconciliation

(UNAUDITED)

($ in millions)

	Actual	Pro Forma
	2Q18	2Q17
Net cash provided by operating activities	$1,582	1,246
Capital expenditures	(771)	(1,158)

Free cash flow	811	88
Cash interest paid	570	498
Interest income	(4)	(6)

Unlevered cash flow	$1,377	580

Free cash flow	$811	88
Add back: cash integration-related expenses	99	14
Add back: special items	9	—

Free cash flow excluding cash integration-related expenses and special items	$919	102

Unlevered cash flow	$1,377	580
Add back: cash integration-related expenses	99	14
Add back: special items	9	—

Unlevered cash flow excluding cash integration-related expenses and special items	$1,485	594

Capital expenditures	$(771)	(1,158)
Less: integration-related capital expenditures	16	6
Less: special item related capital expenditures	—	3

Capital expenditures, excluding integration-related capital expenditures and special items	$(755)	(1,149)

CenturyLink, Inc.

Adjusted EBITDA Non-GAAP Reconciliation

(UNAUDITED)

($ in millions)

	Actual	Pro Forma
	2Q18	2Q17
Net income	$292	69
Income tax (benefit) expense	(55)	29
Total other expense	530	535
Depreciation and amortization expense	1,290	1,313
Share-based compensation expenses	54	61

Adjusted EBITDA	$2,111	2,007

Add back: integration-related expenses (1)	$160	40
Add back: special items (2)	—	108

Adjusted EBITDA excluding integration-related expenses and special items	$2,271	2,155

Total revenues	$5,902	6,040

Adjusted EBITDA margin	35.8%	33.2%
Adjusted EBITDA excluding integration-related expenses and special items margin	38.5%	35.7%

(1)

In the second quarter of 2018, integration-related expenses include $160 million of expenses that impact adjusted EBITDA and $2 million of additional expenses that impact net income. In the first quarter of 2018, integration-related expenses include $65 million of expenses that impact adjusted EBITDA and $6 million of additional expenses that impact net income.

(2)	Refer to Non-GAAP Special Items table for details of the integration-related expenses and special items included above.

Outlook

To enhance the information in our outlook with respect to non-GAAP metrics, we are providing a range for certain GAAP measures that are components of the reconciliation of the non-GAAP metrics. The provision of these ranges is in no way meant to indicate that CenturyLink is explicitly or implicitly providing an outlook on those GAAP components of the reconciliation. In order to reconcile the non-GAAP financial metric to GAAP, CenturyLink has to use ranges for the GAAP components that arithmetically add up to the non-GAAP financial metric. While CenturyLink feels reasonably comfortable about the outlook for its non-GAAP financial metrics, it fully expects that the ranges used for the GAAP components will vary from actual results. We will consider our outlook of non-GAAP financial metrics to be accurate if the specific non-GAAP metric is met or exceeded, even if the GAAP components of the reconciliation are different from those provided in an earlier reconciliation.

CenturyLink, Inc.

2018 OUTLOOK

(UNAUDITED)

($ in millions)

Adjusted EBITDA Outlook
Twelve Months Ended December 31, 2018

	Range
	Low	High
Net income	$690	1,150
Income tax expense	150	260
Total other expense	2,200	2,100
Depreciation and amortization expense	5,300	5,100
Non-cash compensation expense	210	190
Integration-related expenses	450	350

Adjusted EBITDA	$9,000	9,150

Free Cash Flow Outlook
Twelve Months Ended December 31, 2018

	Range
	Low	High
Net cash provided by operating activities excluding integration	$7,350	7,450
Capital expenditures, excluding: integration projects	(3,750)	(3,650)

Free cash flow	$3,600	3,800